Exhibit 99.(e)(i)(a)

FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of April 8, 2020 by and between AIM ETF Products Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of September 18, 2020 (the “Effective Date”).

WHEREAS, Trust and Foreside (the “Parties”) desire to amend the Agreement to reflect the addition of four Funds to Exhibit A; and

WHEREAS, Section 8(d) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of these four Funds: AllianzIM U.S. Large Cap Buffer10 Oct ETF; AllianzIM U.S. Large Cap Buffer20 Oct ETF; AllianzIM U.S. Large Cap Buffer10 Jan ETF; and AllianzIM U.S. Large Cap Buffer20 Jan ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

AIM ETF PRODUCTS TRUST		FORESIDE FUND SERVICES, LLC
By:		By:
	Brian Muench, President		Mark Fairbanks, Vice President

EXHIBIT A

to the

ETF Distribution Agreement

dated April 8, 2020

as amended and restated September 18, 2020

AllianzIM U.S. Large Cap Buffer10 Apr ETF

AllianzIM U.S. Large Cap Buffer20 Apr ETF

AllianzIM U.S. Large Cap Buffer10 Jul ETF

AllianzIM U.S. Large Cap Buffer20 Jul ETF

AllianzIM U.S. Large Cap Buffer10 Oct ETF

AllianzIM U.S. Large Cap Buffer20 Oct ETF

AllianzIM U.S. Large Cap Buffer10 Jan ETF

AllianzIM U.S. Large Cap Buffer20 Jan ETF

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit A to be executed by their officers designated as of the day and year first above written.

AIM ETF Products Trust	Foreside Fund Services, LLC

Brian Muench	Mark A. Fairbanks
President	Vice President